EMPLOYMENT AGREEMENT

                        VIEW SYSTEMS, INC.

 This Agreement (hereinafter "Agreement") is entered into between

                       View Systems, Inc.,
      whose principal place of business is 1100 Wilso Drive
                 Baltimore, MD 21223 ("Employer")

                               And

                           Gunther Than
                           ("Employee")

     In consideration of the employment or continued employment of Employee by Employer, Employer and Employee agree as follows:

1.   Employment, Complete Agreement and Modification

     Commencing January 01, 2003, Employer agrees to employ or continue to employ Employee and Employee agrees to be employed by Employer on the terms and conditions set forth herein. This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed both by Employer and Employee.

2.   Duties

     Employee shall continue to function as CEO of View Systems. In the capacity of CEO of View Systems, the duties shall be to further develop products and the transfer of technologies for other potential products. As CEO of View systems, Employee shall occupy a directorship on the Board of Directors. His duties shall include corporate development and staff development as it pertains to his responsibility. Employee shall perform any and all duties now and hereafter assigned to Employee by Employer, or performed by Employee whether or not assigned to Employee. Employee agrees to abide by Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

3.   Termination of Employment<F1>

     This employee is employed at will. Employer may terminate Employee at any time with or without cause. Employee may terminate Employee's employment at any time with or without cause. Employer shall provide Employee either thirty
(30) days prior written notice of termination or severance pay in an amount equal to Employee's salary on the date of termination for thirty (30) days. Employee shall provide Employer thirty (30) days prior written notice of his or her termination.

4.   Compensation, Health Insurance and other Considerations

     The annual salary shall be $100,000 paid in semi-monthly increments<F2>. In addition, Employee shall receive 50,000 shares of common stock for each month of service, which may be issued in quarterly increments or upon employee's request.
     Employee shall be eligible from time to time for bonuses, additional compensation and reward as determined by the Chief Executive Officer and the Board of Directors. Employee shall report to the Board of Directors.
     Employee may, at the employer's option, receive a group health benefit from Employer as determined by the Management of this company. The company can provide this health insurance coverage through either a plan maintained by its subsidiaries or affiliates, or a plan maintained by Employer.


--------------------------------

<F1>   The employee as a founder of the company, shall receive special treatment in case of unfriendly takeover within this employment time. This special treatment is defined in Section 11.

<F2>   Employee will accrue to his benefit payroll and will be paid the unpaid balance when company has sufficient funds to "catch-up" on arrears.

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

5.   Duty to Devote Full time and to Avoid Conflict of Interest

     Employee agrees that during the period of employment, employee shall devote full-time efforts to his or her duties as an employee of Employer. During the period of employment, Employee further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity which would directly compete with the business activities of Employer; and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interest of Employer. And (iii) directly or indirectly reduce the profitability of transactions or sales made or potentially made by the company.

6.   Information Disclosed Remains Property of Employer

     All ideas, concepts, information, and written material disclosed to Employee by Employer acquired from a customer or prospective customer of Employer, are and shall remain the sole and exclusive property and proprietary information of Employer, or such customers, and are disclosed in confidence by Employer or permitted to be acquired from such customers in reliance on the Employee's agreement to maintain them in confidence and not o use or disclose them to any other person except in furtherance of Employer's business.

7.   Inventions and Creations Belong to Employer

     Inventions, discoveries, improvements, or creations (collectively "Creations") which Employee has conceived or made or may conceive or make during the period of employment, or the period of employment by any subsidiary/corporate affiliates of Employer, directly connected with Employer's business (including the business of its subsidiaries/corporate affiliates) shall be the sole and exclusive property of Employer. Employee agrees that all copyrightable works created by Employee or under Employer's direction in connection with Employer's business are "works made for hire" and shall be the sole and complete property of Employer and that any and all copyrights to such works shall belong to Employer. To the extent such works are not deemed to be "works made for hire," Employee hereby assigns all proprietary rights, including copyright, in these works to Employer without further compensation.

     As related to View products, Employee further agrees to (i) disclose promptly to Employer all such Creations which Employee has made or may make solely, jointly or commonly with others; (ii) assign all such Creations to Employer; and (iii) execute and sign any and all applications, assignments or other instruments which Employer may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to Employer all right, title, and interest in said Creations.

8.   Confidentiality

     a. Definition. During the term of employment with Employer, Employee will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by Employer and which are used in the operation of Employer's business. "Trade secrets and other proprietary and confidential information" consist of, for example, and not intending to be inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records and specifications; and (ii) information concerning any matters relating to the business of Employer any of its customers, customer contact, licenses, the prices it obtains or has obtained for the licensing of its software products and services or hardware, or any other information concerning the business of the Employer and Employer's good will.

     b. No Disclosure. Employee shall not disclose or use in any manner, directly or indirectly, any such trad secrets and other proprietary and confidential information either during the term of this Agreement or for a period of 3 years after termination, except as required in the course of employment with Employer or by Order of a Court of competent jurisdiction over Employee. Employee shall use his best efforts in complying with this obligation.

9.   Return of Material

     Employee agrees that, upon request of Employer or upon termination of employment, Employee shall turn over to Employer all documents, disks or other computer media, or other material in his or her possession or under his or her control that (i) may contain or be derived from ideas, concepts, Creations, or trade secrets and other proprietary and confidential information as set forth, or (ii) are connected with or derived from Employee's services to Employer,


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     Inciting  Employees to Leave Employer; Employment of Employees

     Any attempt on the part of Employee to incite others to leave Employer's employ, or the employee of Employer's subsidiaries or corporate affiliates, or any effort by Employee to interfere with Employer's relationship with the other employees would be harmful and damaging to Employer. Employee agrees that during the term of employment and for a period of twelve (12) months thereafter, Employee will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Employer (or its subsidiaries, corporate affiliates) to quite employment Employer's subsidiaries, corporate affiliates); (ii) otherwise interfere with or disrupt Employer's (or Employer's subsidiaries, corporate affiliates) relationship with its employees; (iii) solicit, entice, or hire away any Employee of Employer (or Employer's subsidiaries, affiliates.

10.   Non-solicitation of Business

      For a period of twelve (12) months from the date of termination of employment, Employee will not divert or attempt to divert from Employer (or its subsidiaries, corporate affiliates) any business Employer (or its subsidiaries, corporate affiliates) had enjoyed or settled from its customers during the twelve (12) months prior to termination of his or her employment.

11.  Remedies - Injunction

     In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that Employer - in addition to an not in limitation of any other rights, remedies, or damages available to Employer at law or in equity shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Employee.
     In the event of the conditions stated in Footnote #1 above, Employee shall receive 12 months of salary, his stock ownership liquidated at market value plus 20% and benefits as described above for a period of six months. Stock ownership shall include shares employee would have received for the full year of service.

12.  Severability

     In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable to whole or in part, these provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the Agreement. In the event that any provisions relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to execute the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period or the applicable scope of the restriction.

13.  Governing Law

     This Agreement shall be construed and enforced according to the laws of the State of Maryland.

14.  Agreement Read, Understood and Fair

     Employee has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interest of Employer.

View Systems, Inc.                          Gunther Than
EMPLOYER:                                   EMPLOYEE:
Dr M. Maassen

/s/ Martin Maassen                          /s/ Gunther Than
--------------------------------            -----------------------------
Signature                                   Signature

Representative of Board of Directors        Gunther Than
____________________________                CEO
Date                                        Date

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